EXHIBIT 23-A


                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Sprint Retirement Savings Plan and the Sprint Retirement Savings Plan for Bargaining Unit Employees of Sprint Corporation of our report dated February 3, 2004, with respect to the consolidated financial statements and schedule of Sprint Corporation, included in Sprint Corporation's Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.


                                   /s/ Ernst & Young LLP


Kansas City, Missouri
May 17, 2004